UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  June 20, 2018

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-2578432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 20, 2018, Mr. Edward L. McMillan, a Class 2 director retired from the Balchem Corporation’s (the “Company”) Board of Directors Mr. McMillan’s retirement is consistent with Company’s Corporate Governance Guidelines, which call for a director retire at the conclusion of his term in which he reaches the age of 70.

Item 5.07 - Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on June 20, 2018 (“Annual Meeting”).  Set forth below is information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(i)         Election of two Class 2 Directors to serve to serve until the annual Company’s meeting of stockholders in 2021 and until their respective successors are elected and qualified:

Director Nominee	Votes For	Votes Withheld
Paul D. Coombs	24,047,866	3,001,276
Daniel E. Knutson	26,757,437	291,705

(ii)        Ratification of the appointment of RSM LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018:  29,708,891 shares in favor; 245,339 shares against; 23,734 shares abstaining.

(iii)      Advisory vote to approve the Company’s executive compensation: 25,643,076 shares in favor; 1,264,629 shares against; 141,437 shares abstaining; and 2,928,822 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Mark A. Stach
Mark A. Stach
General Counsel and Secretary

Dated: June 21, 2018